Exhibit 5.1

DLA Piper LLP (US) www.dlapiper.com

June 30, 2021

CareMax, Inc.

1000 NW 57 Court, Suite 400

Miami, FL 33126

RE:	Registration Statement on Form S-1 of CareMax, Inc.

Ladies and Gentlemen:

We have acted as counsel to CareMax, Inc., formerly known as Deerfield Healthcare Technology Acquisitions Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on June 30, 2021 pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering for resale, on a delayed or continuous basis, by the selling securityholders named in the Registration Statement, of up to an aggregate of (A) 72,657,457 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), which consists of (i) an aggregate of 10,000,000 shares of Class A Common Stock (the “Deerfield PIPE Investments”) purchased by Deerfield Partners, L.P. (“Deerfield Partners”) and DFHTA Sponsor LLC (the “Sponsor”) in connection with the closing of the Business Combination (as defined below) on June 8, 2021 (the “Closing”), (ii) 31,000,000 shares of Class A Common Stock purchased by certain investors at the Closing (the “Third-Party PIPE Investments,” and together with the Deerfield PIPE Investments, the “PIPE Investments”), (iii) 3,593,750 shares of Class B common stock, par value $0.0001 per share, that were converted into shares of Class A Common Stock on a one-for-one basis at the Closing (the “Founder Shares”), (iv) 21,279,092 shares of Class A Common Stock issued as consideration for the Business Combination at the Closing (including 71,000 shares of Class A Common Stock placed into adjustment escrow accounts at the Closing) (the “Closing Shares”), (v) up to 6,400,000 shares of Class A Common Stock (the “Earnout Shares”) that the former equity holders of CareMax Medical Group, L.L.C., a Florida limited liability company (“CMG”), and IMC Medical Group Holdings, LLC, a Delaware corporation (“IMC”), have the contingent right to receive pursuant to the earnout provisions in that certain Business Combination Agreement, dated as of December 18, 2020, by and among the Company, the entities listed in Annex I to the Business Combination Agreement, IMC Holdings, LP, a Delaware limited partnership (“IMC Parent”), CMG, IMC and, solely for the limited purposes specified therein, Deerfield Partners (the “Business Combination Agreement”), and (vi) 384,615 shares of Class A Common Stock (the “SMA Shares”) issued to Mohsin Jaffer (the “SMA Seller”) in connection the acquisition of 100% of the issued and outstanding equity interests of Senior Medical Associates, LLC, a Florida limited liability company (“SMA”), and Stallion Medical Management, LLC, a Florida limited liability company (“SMM” and together with SMA, the “SMA Entities”), pursuant to that certain Securities Purchase Agreement, dated as of March 8, 2021, by and among Interamerican Medical Center Group, LLC, a Florida limited liability company and indirect wholly-owned subsidiary the Company, the SMA Entities and the SMA Seller (the “SMA Purchase Agreement”); and (B) 2,916,667 warrants (the “Private Warrants”) originally issued in a private placement to the Sponsor.

In addition, the Registration Statement covers the issuance by the Company of up to (i) 2,916,667 shares of Class A Common Stock (the “Private Warrant Shares”) issuable upon the exercise of the Private Warrants and (ii) 2,875,000 shares of Class A Common Stock (the “Public Warrant Shares” and, together with the Private Warrant Shares, the “Warrant Shares”) that are issuable upon the exercise of 2,875,000 outstanding warrants (the “Public Warrants” and, together with the Private Warrants, the “Warrants”) that were previously issued by the Company in a transaction registered with the Commission. The shares of Class A Common Stock purchased in the PIPE Investments, the Founder Shares, the Closing Shares and the SMA Shares are collectively referred to as the “Shares”.

As the basis for the opinion set forth below, we have examined such documents and considered such legal matters as we have deemed necessary and relevant, including: (i) the Third Amended and Restated Certificate of Incorporation (“Amended and Restated Charter”) of the Company that is filed as Exhibit 3.1 to the Registration Statement; (ii) the Amended and Restated Bylaws of the Company that are filed as Exhibit 3.2 to the Registration Statement; (iii) the Registration Statement; (iv) the Specimen Class A Common Stock Certificate that is filed as Exhibit 4.1 to the Registration Statement; (v) the Specimen Warrant Certificate that is filed as Exhibit 4.2 to the Registration Statement; (vi) the Amended and Restated Registration Rights Agreement, dated as of December 18, 2020, by and among the Company and certain stockholders that is filed as Exhibit 10.1 to the Registration Statement; (vii) the Lock-Up Agreement, dated as of December 18, 2020, by and among the Company and certain stockholders that is filed as Exhibit 10.2 to the Registration Statement; (viii) the Warrant Agreement that is filed as Exhibit 4.3 to the Registration Statement; (ix) the Business Combination Agreement that is filed as Exhibit 2.1 to the Registration Statement; (x) the SMA Purchase Agreement that is filed as Exhibit 2.2 to the Registration Statement; and (xi) such minutes of meetings, consents, books, records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. With respect to such examination, without independent investigation or verification of any kind, we have assumed the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company. We have further assumed that each of the documents identified in clauses (i) through (xi) above has been or will be entered into, adopted or filed as appropriate. For purposes of opinion (iii) below, we have assumed that when the Warrant Shares and Earnout Shares are issued, an adequate number of authorized and unissued shares of Class A Common Stock will be available for issuance under the Amended and Restated Charter, as then in effect.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that (i) the Shares are duly authorized, validly issued, fully paid and non-assessable; (ii) the Warrants constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); and (iii) the Earnout Shares, when issued and delivered against the payment of the consideration set forth in the Business Combination Agreement, and the Warrant Shares, when issued and delivered upon exercise of the Warrants in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and non-assessable.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We are opining solely as to the General Corporation Law of the State of Delaware and, as to the Warrants constituting legally binding obligations of the Company, solely as to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Class A Common Stock and the Warrants appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement and in any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)